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                                                                      Exhibit 15

                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Union Texas Petroleum Holdings, Inc. has included our report dated July 24, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the following registration statements:

         Registration Statement on Form S-8 (No. 33-26105) filed on December 21, 1988
         Registration Statement on Form S-8 (No. 33-13575) filed on
         April 29, 1991
         Registration Statement on Form S-8 (No. 33-21684) filed
         on April 29, 1991
         Registration Statement on Form S-8 (No. 33-44045)
         filed on November 19, 1991
         Registration Statement on Form S-8 (No. 33-64928) filed on June
         24, 1993
         Registration Statement on Form S-8 (No. 33-59213) filed on May 10,
         1995
         Registration Statement on Form S-3 (No. 33-64049) filed on November 7, 1995

We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP
Houston, Texas
July 24, 1996





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